[GRAPHIC OMITTED]

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


TO THE SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Neogen Corporation (the "Company"), a Michigan corporation, will be held on October 8, 1998 at 9:00 a.m., local time, at the University Club of Michigan State University, 3435 Forest Road, Lansing, MI 48909, for the following purposes:

1. To elect nine directors to serve for the ensuing year and until their successors are elected.

2. To ratify the appointment of BDO Seidman, LLP as independent auditors of the Company for the fiscal year ending May 31, 1999.

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only shareholders of record at the close of business August 10, 1998 are entitled to notice of and to vote at the meeting.

All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date, and return the enclosed proxy card as promptly as possible in the postpaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she returned a proxy.

                                                  Sincerely,

                                                  /s/ G. Bruce Papesh
                                                  G. Bruce Papesh
                                                  Secretary

Lansing, Michigan
August 28, 1998


-----------------------------------------------------------------------------
          IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING,
              YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN
                THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.
-----------------------------------------------------------------------------

                               PROXY STATEMENT

The enclosed Proxy is solicited on behalf of Neogen Corporation (the "Company") for use at the Annual Meeting of Shareholders to be held October 8, 1998, at 9:00 a.m., or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the University Club of Michigan State University, 3435 Forest Road, Lansing, MI 48909. The Company's telephone number is (517) 372-9200.

These proxy solicitation materials were mailed on or about August 28, 1998, together with the Company's 1998 Annual Report to Shareholders, to all shareholders entitled to vote at the meeting.

INFORMATION CONCERNING SOLICITATION AND VOTING

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before its use by delivering to the Company, before the meeting, a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Solicitation

Every shareholder voting at the annual meeting has one vote for each share on all matters. The Company's By-Laws do not provide for cumulative voting in the election of directors. Shares represented by valid, executed and dated proxies in the enclosed form will be voted if received in time for the meeting in accordance with the instructions thereon. Unless your proxy is otherwise marked, it will be voted FOR management's nominees for the board of directors, and FOR ratification of the appointment of the Company's independent auditor.

A simple majority of the shares issued and outstanding as of August 10, 1998 (the "Record Date") must be present or represented at the Annual Meeting to constitute a quorum. For election of directors, the nine individuals receiving the most votes will be elected for the term indicated. Approval for any other item of business to be voted upon at the Annual Meeting will require the affirmative vote of a majority of the votes cast by the holders of common shares at the meeting and entitled to vote. Abstentions, withheld votes and broker nonvotes will not be deemed votes cast in determining approval of any proposal, but will be counted in determining the number of common shares present or represented by proxy in determining whether a quorum is present.

The cost of soliciting proxies will be borne by the Company. The Company has retained the services of American Stock Transfer & Trust to aid in the solicitation of proxies. The Company estimates that the cost of soliciting proxies will be less than $2,000 including out-of-pocket expenses. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and regular employees, without additional compensation, personally or by telephone, telegram, facsimile or letter.

Record Date and Principal Share Ownership

Shareholders of record at the close of business on August 10, 1998 are entitled to notice of and to vote at the meeting. At the Record Date, 6,232,079 shares of the Company's Common Stock were issued and outstanding. At the Record Date, the following were known by the Company to be the beneficial owners of more than 5% of the Company's Common Stock.

                                                            Number     Percent
Name and Address                                          of Shares    of Total
-------------------------------------------------------------------------------
Kenneth B. Dart and Robert C. Dart
c/o Ross Financial Corporation and DCL-RU Corporation
P.O. Box 31363-SMB
Mirco Commerce Center
Cayman Islands, B.W.I.                                     333,575       5.4%

James L. Herbert (1)
Neogen Corporation
620 Lesher Place
Lansing, MI  48912                                         321,552       5.1%

(1) Includes 59,342 shares of Common Stock which Mr. Herbert has the right to acquire by exercise of options within 60 days of August 10, 1998.

Deadline for Receipt of Shareholder Proposals

Proposals of shareholders which are intended to be presented by such shareholders at the Company's next Annual Meeting of Shareholders must be received by the Company no later than April 28, 1999 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                                  PROPOSAL 1
                            ELECTION OF DIRECTORS
Nominees

A board of nine directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's nine nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for nominees listed below. Shareholders may only vote for nine directors. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual meeting of Shareholders or until his successor has been elected and qualified.

The names of the nominees, and certain information about them, are set forth below:

Name of Nominee                Age    Position                                                           Director Since
-----------------------------------------------------------------------------------------------------------------------
Herbert D. Doan (1) (2)        75     Chairman, Board of Directors                                            1982
James L. Herbert               58     President and Chief Executive Officer of the Company, Director          1982
G. Bruce Papesh (3)            51     Secretary, Director                                                     1993
Gordon E. Guyer, Ph.D. (3)     72     Director                                                                1990
Robert M. Book (2)             68     Director                                                                1990
Leonard E. Heller, Ph.D. (3)   53     Director                                                                1992
Jack C. Parnell (1)            63     Director                                                                1993
Thomas H. Reed (1)(2)          53     Director                                                                1995
Lon M. Bohannon                45     Vice President and Chief Financial Officer of the Company, Director     1996

(1)  Member, Compensation Committee
(2)  Member, Stock Option Committee
(3)  Member, Audit Committee

Information concerning nominees for the Board of Directors follows:

Herbert D. Doan has been a director of the Company since September 1982 and the Company's Chairman of the Board of Directors since October 1984. Mr. Doan has served as President of the Herbert H. and Grace A. Dow Foundation since February 1996 and is chairman of the Michigan Molecular Institute, a position he has held since 1964. He was formerly President and Chief Executive Officer of Dow Chemical Company. He has been active as an independent venture capitalist for the past five years.

James L. Herbert has been President, Chief Executive Officer, and a director of the Company since he joined Neogen in June 1982. He previously held the position of Corporate Vice President of DeKalb Ag Research, a major agricultural genetics and energy company. He has management experience in animal biologics, specialized chemical research, medical instruments, aquaculture, animal nutrition, and poultry and livestock breeding and production.

Dr. Gordon E. Guyer joined the Board of Directors in January 1990. Dr. Guyer retired in 1996 as director for the Michigan Department of Agriculture, a position he held since 1993. Dr. Guyer served as interim President of Michigan State University from 1991 to 1993 and was Vice President of Governmental Affairs for the University from 1988 until 1991. From 1986 to 1988, he was Director of the Department of Natural Resources for the State of Michigan.

Robert M. Book was elected to the Board of Directors in November 1990. Since January 1993, Mr. Book has served as President of AgriVista, Inc., a company that provides agricultural consulting and marketing services. He served as President of the Indiana Institute of Agriculture, Food and Nutrition, from 1983 through 1992. He was formerly Group Vice President of Agriculture Marketing for Elanco Products Company.

Dr. Leonard E. Heller was elected to the Board of Directors in October 1992. He is currently a self-employed independent consultant in the area of medical, biomedical, and pharmaceutical information systems. From 1992 to 1993, he was Secretary, Cabinet for Human Resources for the Commonwealth of Kentucky. From 1986 to 1993 he was part owner of O. J. Packaging Inc., a retail packaging company, and a general partner in Illinois Diversatech, a real estate development partnership located in Manteno, Illinois.

G. Bruce Papesh was elected to the Board of Directors in October 1993 and was elected Secretary in October 1994. Since 1987, Mr. Papesh has served as President of Dart, Papesh & Co., an investment consulting and financial services firm. Mr. Papesh provides investment services to Kenneth B. Dart and Robert C. Dart, who exercise control over two companies that own 5.4% of the Company's Common Stock. Mr. Papesh asserts that he has no investment power over the Company's common stock owned by Kenneth B. Dart or Robert C. Dart. Mr. Papesh also serves on the Board of Directors of Immucor, Inc., a publicly traded immunodiagnostics company that manufactures and markets products for the human clinical blood bank industry.

Jack C. Parnell was elected to the Board of Directors in October 1993. Since 1991, he has held the position of Governmental Relations Advisor with the law firm of Kahn, Soares and Conway. In 1989, Mr. Parnell was appointed by President Bush to serve as Deputy Secretary for the U.S. Department of Agriculture. From 1983 to 1989, he served in three different senior governmental positions for the State of California, including Secretary for the California Department of Food and Agriculture from 1987 to 1989. Prior to 1987, Mr. Parnell was a private entrepreneur who owned and operated various businesses including diversified cattle and farming operations. The firm of Kahn, Soares and Conway currently act as the Company's government relations advisor.

Thomas H. Reed was elected to the Board of Directors in October 1995. Effective April 1, 1998, Mr. Reed became Vice President of MLE Marketing, a division of Southern States Cooperative, Inc. Prior to that date, he served as President and Chief Executive Officer for the Michigan Livestock Exchange, where he worked beginning in 1977. Mr. Reed is a member of the Board of Directors of the National Livestock Producers Association and is a former chairman of the Michigan State University Board of Trustees. He has served as an officer or director of numerous trade organizations and financial institutions.

Lon M. Bohannon was elected to the Board of Directors in October 1996. Mr. Bohannon joined Neogen in October 1985 as Vice President of Finance and was promoted to Vice President - Administration and Chief Financial Officer in November

1994. He is responsible for all areas of accounting, finance, human resources and investor relations. A CPA, Mr. Bohannon served as Administrative Controller for Federal Forge, Inc., a metal forging and stamping firm, from March 1980 until October 1985, and worked at the Public Accounting Firm of Ernst & Young from June 1975 to March 1980.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES HEREIN.

Security Ownership of Management

The following table sets forth the beneficial ownership of Common Stock of the Company as of August 10, 1998 for each current director, nominee and for all current directors and executive officers as a group:

Name                              Number of Shares  Percent of Total
--------------------------------------------------------------------
Herbert D. Doan (1)                    306,890            4.9%
James L. Herbert (1)                   321,552            5.1%
Gordon E. Guyer, Ph.D. (1)              22,001              *
Robert M. Book (1)                      10,001              *
Leonard E. Heller, Ph.D. (1)            60,768            1.0%
G. Bruce Papesh (1)                      6,001              *
Jack C. Parnell (1)                     16,001              *
Thomas H. Reed (1)                       7,601              *
Lon M. Bohannon (1)                     90,937            1.5%

All current directors and
  executive officers as a group
  (sixteen persons) (1)                976,278           15.1%

*  Less than 1%

(1) Includes the following shares of Common Stock which current directors and executive officers have the right to acquire by exercise of options within 60 days of August 10, 1998: Mr. Doan - 24,001 shares; Mr. Herbert - 59,342 shares; Dr. Guyer - 22,001 shares; Mr. Book - 10,001 shares; Dr. Heller - 18,001 shares; Mr. Papesh - 6,001 shares; Mr. Parnell - 16,001 shares; Mr. Reed - 7,001 shares; Mr. Bohannon - 15,800 shares; all current directors and executive officers as a group - 238,449 shares.

Board Meetings and Committees

The Board of Directors of the Company held six meetings during the fiscal year ended May 31, 1998. Each of the incumbent directors attended at least 75% of the aggregate of all meetings of the Board and Committees of which he was a member held during the period he served on the Board or Committee.

The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Stock Option Committee. The Audit Committee, which met two times in 1998, has responsibility for recommending to the Board of Directors the firm of independent auditors to be retained by the Company; reviewing with the Company's independent auditors the scope and results of their audits; reviewing with the independent auditors and management the Company's accounting and reporting principles, policies and practices; and reviewing with the Company's independent auditors the adequacy of the Company's accounting, financial and operating controls. The Compensation Committee, which met twice during 1998, has responsibility for reviewing and approving the Company's executive compensation policies and makes recommendations concerning the Company's employee benefit programs. The Stock Option Committee administers the Company's Stock Option Plan. This committee held six meetings during 1998.

The Board of Directors serves as a committee of the whole for purposes of recommending candidates for election to the Board of Directors. In this capacity, the Board held one meeting in fiscal year 1998. The Board will consider nominees recommended by shareholders provided such recommendations are in writing and received by the Company no later than

April 28, 1999. Recommendations should be addressed to: Corporate Secretary, Neogen Corporation, 620 Lesher Place, Lansing, Michigan 48912.

Executive Compensation

The following table sets forth information regarding compensation paid or accrued by the Company during the last three years for the Company's chief executive officer and the only other executive officer (named "executive officers") of the Company receiving annual cash compensation in excess of $100,000.

                          SUMMARY COMPENSATION TABLE

                                         Fiscal                          Options          All Other
Name and Principal Position               Year     Salary (1)  Bonus     Awarded      Compensation (2)(3)
---------------------------------------------------------------------------------------------------------
James L. Herbert, President,              1998      $153,163  $30,000     30,000            $3,852
     Chief Executive Officer              1997      $148,092  $20,000     25,000            $2,229
                                          1996      $137,989  $10,000     30,000            $1,846

Lon M. Bohannon, Vice President -         1998      $ 89,459  $15,000     15,000            $2,649
    Administration & Chief Financial      1997      $ 84,612  $ 7,000     15,000            $1,785
    Officer                               1996      $ 80,540  $ 8,000      7,000            $1,799

(1) Includes amounts contributed to the Company's 401(k) Retirement Savings Plan by the named executive officer.

(2) Matching contributions paid to the Company's 401(k) Retirement Savings Plan on behalf of the named executive officer.

(3) Under terms of a deferred compensation agreement, the current value of an annuity owned by the Company is payable to Mr. Herbert upon death, retirement or termination of employment.

The following table contains information concerning the grant of options under the Company's Stock Option Plan to the named executive officers of the Company during the year ended May 31, 1998. No stock appreciation rights
(SARS) were granted during such period.

                      OPTION GRANTS IN LAST FISCAL YEAR

                              Individual Grants

                                          Percent of Total
                                          Options Granted
                                          to Employees           Exercise Price      Expiration
Name                            Granted   in Fiscal Year         Per Share           Date
-----------------------------------------------------------------------------------------------
James L. Herbert                  945 (1)       0.7%             $  8.12             7/29/02
                               18,655 (2)      12.9%             $  8.12             7/29/07
                               10,400 (2)       7.2%             $ 11.31             3/27/08

Lon M. Bohannon                15,000 (1)      10.3%             $  8.12             7/29/02

(1) Options were granted at fair market value and vest over five years in equal annual installments commencing with the first anniversary of the grant date.

(2) Options were granted at fair market value and vest over three years in equal annual installments commencing with the first anniversary of the grant date.

The following table sets forth information for the named executive officers with respect to the value of options exercised during the year ended May 31, 1998 and the value of outstanding and unexercised options held as of May 31, 1998, based upon the market value of the Company's Common Stock of $8.750 per share on that date. There were no SARS outstanding or exercised as of or for the year ended May 31, 1998.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES

                                                 Number of Unexercised             Value of Unexercised
                                                         Options                   In-The-Money Options
                 Shares                             at May 31, 1998                 at May 31, 1998 (2)
                 Acquired       Value         --------------------------    ---------------------------------
Name             on Exercise    Realized (1)  Exercisable  Unexercisable    Exercisable         Unexercisable
-------------------------------------------------------------------------------------------------------------
James L. Herbert    18,000       $152,220        34,467       78,533          $58,834              $108,694
Lon M. Bohannon     13,400       $ 82,143         5,800       37,800          $10,050              $ 50,534

(1) Represents the difference between the market price of the Common Stock and the exercise price of the options on the date of exercise multiplied by the number of shares acquired upon exercise.

(2) Represents the difference between the closing market price of the Common Stock at May 31, 1998 of $8.750 per share and the exercise price per share of in-the-money options multiplied by the number of shares which could be acquired at May 31, 1998 upon the exercise of all in-the-money options.

Compensation of Directors

The Company does not pay director's fees to any director for attendance at meetings of the Board or Standing Committees. All non-employee directors receive automatic, non-qualified options to purchase 5,000 shares of Common Stock of the Company when first elected to the Board of Directors and non-qualified options to purchase 2,000 shares of Common Stock of the Company upon subsequent annual election to the Board of Directors. The options expire ten years after the date of grant and vest over three years in equal annual installments commencing with the first anniversary of the date of grant. All directors are eligible to receive reimbursement for all ordinary travel expenses related to attendance at Board or committee meetings.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all
Section 16(a) forms they file.

To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during the two fiscal years ended May 31, 1998 and May 31, 1997.

                                  PROPOSAL 2
                     APPOINTMENT OF INDEPENDENT AUDITORS

It is proposed that the shareholders ratify the appointment of BDO Seidman, LLP as independent auditors of the Company for the year ending May 31, 1999. BDO Seidman, LLP served as the Company's independent auditors for the fiscal year ended May 31, 1998. Representatives of BDO Seidman, LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT AUDITORS.

Neogen Corporation will furnish a copy of its Annual Report on Form 10-KSB for the year ended May 31, 1998, without exhibits, without charge to each person who forwards a written request including representation that he/she was a shareholder on August 10, 1998 to: Corporate Secretary, Neogen Corporation, 620 Lesher Place, Lansing, Michigan 48912.

By Order of the Board of Directors

/s/ G. Bruce Papesh
G. Bruce Papesh
Secretary

Dated:  August 28, 1998

[ PROXY CARD ]

                          PROXY - NEOGEN CORPORATION
               Annual Meeting of Shareholders - October 8, 1998

The undersigned hereby appoints G. Bruce Papesh and James L. Herbert, and each of them with full power to appoint his substitute, attorneys and proxies to represent the shareholder and to vote and act with respect to all shares that the shareholder would be entitled to vote on all matters which come before the annual meeting of shareholders of Neogen Corporation referred to above and at any adjournment of that meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATIONS ARE MADE, THE SHARES WILL BE VOTED FOR EACH OF THE PROPOSALS ON THIS PROXY. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER, INCLUDING SUBSTITUTION OF DIRECTOR NOMINEES, WHICH MAY COME BEFORE THE MEETING.


              (Continued and to be signed on the reverse side.)

                                                                 SEE REVERSE
                                                                     SIDE

/ X /  Please mark your votes as in this example.

                    FOR      WITHHELD
1. ELECTION OF
   DIRECTORS        /  /       /  /

To withhold authority to vote for any individual nominee(s) write his or their names in the following space: ____________________________________

Nominees:   Herbert D. Doan, James L. Herbert, G. Bruce Papesh, Gordon E.
            Guyer, Robert M. Book, Leonard E. Heller, Jack C. Parnell, Thomas
            H. Reed, and Lon M. Bohannon

                                                   FOR     AGAINST   ABSTAIN
2. To ratify the appointment of BDO Seidman,
   LLP as independent auditors of
   the company for the fiscal year ending
   May 31, 1999.                                  /  /       /  /      /  /


SIGNATURE(S) _________________________________  DATE ____________ , 1998

NOTE: Please sign exactly as your name appears on this proxy. If signed for estates, trusts, or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.